Exhibit 10.31

STOCK RESTRICTION AGREEMENT

AGREEMENT made this 14th day of August 2001, between Infinity Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Steven H. Holtzman (the “Employee”).

For valuable consideration; receipt of which is acknowledged, the parties hereto agree as follows:

1. Purchase of Shares. The Company shall issue and sell to the Employee and the Employee shall purchase from the Company, subject to the terms and conditions set forth in this Agreement and in the Company’s 2001 Stock Incentive Plan (the “Plan”), an aggregate of 750,000 shares (the “Shares”) of common stock, $.0001 par value per share (“Common Stock”) of the Company at a price of $.0001 per share (the “Option Price”), purchasable as set forth in and subject to the terms and conditions of this Agreement and the Plan.

The aggregate purchase price for the Shares shall be paid in accordance with the terms of the Plan. Upon receipt of payment by the Company for the Shares, the Company shall issue to the Employee one or more certificates in the name of the Employee for that number of Shares purchased by the Employee. The Employee agrees that the Shares shall be subject to the Purchase Option set forth in Section 2 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement.

2. Purchase Option.

(a) In the event that the Employee ceases to be employed by the Company for any reason or no reason, with or without cause, prior to July 3, 2005, the Company shall have the right and option (the “Purchase Option”) to purchase from the Employee, for a sum equal to the Option Price per share, any shares then subject to the Purchase Option. All of the Shares shall be subject to the Purchase Option prior to July 3, 2002. On July 3, 2002, one-fourth (1/4) of such Shares will no longer be subject to the Purchase Option and at the end of each full month thereafter, one forty-eighth (1/48) of such Shares shall no longer be subject to the Purchase Option until such time as all of such Shares are no longer subject to the Purchase Option.

(b) In the event that the Participant’s employment with the Company is terminated by reason of death or permanent and total disability (within the meaning of Section 22(e)(3) of the Internal Revenue code of 1986, as amended), the Purchase Option shall lapse as to all of the Unvested Shares for which the Purchase Option would have otherwise become exercisable.

(c) Upon the occurrence of a Change of Control Event (as hereinafter defined), the Purchase Option shall immediately lapse as to all remaining Unvested Shares, thereby rendering all Shares Vested Shares. For purposes of this subsection (c), a “Change of Control Event” shall mean:

(i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 75% or more of either (x) the then-outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (ii) of this definition; or

(ii) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 75% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

(d) For purposes of this Agreement, employment with the Company shall include employment with a parent or subsidiary of the Company or with another subsidiary of the parent of the Company.

3. Exercise of Purchase Option and Closing.

(a) The Company may exercise the Purchase Option by delivering or mailing to the Employee (or his estate), in accordance with Section 13, within 90 days after the termination of the employment of the Employee with the Company, a written notice of exercise of the Purchase Option. Such notice shall specify the number of Shares to be purchased. If and to the extent the Purchase Option is not so exercised by the giving of such a notice within such 90-day period, the Purchase Option shall automatically expire and terminate effective upon the expiration of such 90-day period.

(b) Within 10 days after his receipt of the Company’s notice of the exercise of the Purchase Option pursuant to subsection (a) above, the Employee (or his estate or any escrow agent) shall tender to the Company at its principal offices the certificate or certificates representing the Shares which the Company has elected to purchase, duly endorsed in blank by the Employee or with duly endorsed stock powers attached thereto, all in form suitable for the transfer of such Shares to the Company. Upon its receipt of such certificate or certificates, the Company shall pay the aggregate Option Price therefor in the form of a check or by cancelling indebtedness owed by the Employee to the Company, or any combination thereof.

(c) After the time at which any Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (b) above, the Company shall not pay any dividend to the Employee on account of such Shares or permit the Employee to exercise any of the privileges or rights of a stockholder with respect to such Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Shares.

(d) In the event that, due to the sale (whether by foreclosure or otherwise), transfer, assignment or other disposition of the Shares (other than pursuant to the Company’s exercise of the Purchase Option) (each, a “Sale Event”), the Company is unable to exercise the Purchase Option with respect to any Shares for which the Purchase Option has not terminated (the “Repurchase Shares”), the Employee agrees to pay the Company, as liquidated damages, a sum, if any, by which the market value of the Repurchase Shares (as determined by such Sale Event) exceeds the aggregate Option Price paid for the Repurchase Shares (the “Damage Amount”).

(e) The Company shall not purchase any fraction of a Share upon exercise of the Purchase Option, and any fraction of a Share resulting from a computation made pursuant to Section 2 of this Agreement shall be rounded to the nearest whole Share (with any one-half Share being rounded upward).

4. Restrictions on Transfer. The Employee shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any Shares, or any interest therein, that are subject to the Purchase Option, except that the Employee may (i) transfer such Shares to or for the benefit of any spouse, domestic partner sharing the same household as the Employee, sibling, child or grandchild, or to a trust for their benefit, provided that such Shares shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in this Section 4 and the Purchase Option) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement or (ii) pledge to the Company pursuant to the Note such Shares to secure payment of part or all of the purchase price of such Shares.

5. Effect of Prohibited Transfer. The Company shall not be required (a) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (b) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.

6. Restrictive Legend. All certificates representing Shares shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

“The shares of stock represented by this certificate are subject to restrictions on transfer and an option to purchase set forth in a certain Stock Restriction Agreement between the corporation and the registered owner of these shares (or his predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation.”

7. Adjustments for Stock Splits, Stock Dividends, etc.

(a) If from time to time during the term of the Purchase Option there is any stock split-up, stock dividend, stock distribution or other reclassification of the Common Stock of the Company, any and all new, substituted or additional securities to which the Employee is entitled by reason of his ownership of the Shares shall be immediately subject to the Purchase Option, the restrictions on transfer and other provisions of this Agreement in the same manner and to the same extent as the Shares, and the Option Price shall be appropriately adjusted.

(b) If the Shares are converted into or exchanged for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation, securities of another corporation, or other property (including cash), pursuant to any merger of the Company or acquisition of its assets, then the rights of the Company under this Agreement shall inure to the benefit of the Company’s successor and this Agreement shall apply to the securities or other property received upon such conversion, exchange or distribution in the same manner and to the same extent as the Shares.

8. Withholding Taxes.

(a) The Employee acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Employee any federal, state or local taxes of any kind required by law to be withheld with respect to the purchase of the Shares by the Employee or the lapse of the Purchase Option.

(b) The Participant acknowledges that he has been informed of the advisability of making an election in accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended; that such election must be filed with the Internal Revenue Service within 30 days of the transfer of shares to the Participant; and that the Participant is solely responsible for making such election.

9. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

10. Waiver. Any provision contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Employee and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement.

12. No Rights To Employment. Nothing contained in this Agreement shall be construed as giving the Employee any right to be retained, in any position, as an Employee of the Company.

13. Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 13.

14. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

15. Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

16. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

17. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts.

18. Delivery of Certificates. The Employee authorizes the Company, on his or her behalf, to hold the stock certificates representing the Shares until the latest of:

(i)	the date on which the Shares are no longer subject to the Purchase Option;

(ii)	the closing of an initial underwritten public offering of the Company’s securities pursuant to an effective registration statement filed by the Company under the Securities Act;

(iii)	a sale of all or substantially all of the capital stock, assets or business of the Company, by merger, consolidation, sale of assets or otherwise; or

(iv)	the date which is no later than thirty days (30) after the date on which the Employee ceases to be employed by the Company,

provided that, if Employee has paid the purchase price of the Shares pursuant to a Note issued to, the Company, the Company shall hold such Shares until payment of the Note in full as pledgee under the Note and not on behalf of the Employee pursuant to this Section 18.

19. Escrow. The Employee shall execute Joint Escrow Instructions in the form attached hereto as Exhibit A simultaneously with the execution hereof. The Joint Escrow Instructions shall be delivered to the person named by the Company to serve as escrow agent thereunder. The Employee shall simultaneously deliver to such escrow agent a stock assignment duly endorsed in blank and hereby instructs the Company to deliver to such escrow agent, on behalf of the Employee, the certificate(s) evidencing the Shares issued hereunder.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INFINITY PHARMACEUTICALS, INC.

By:	/s/ Steven H. Holtzman
Steven H. Holtzman
President and Chief Executive Officer

EMPLOYEE

/s/ Steven H. Holtzman
(Signature)

Steven H. Holtzman
(Print Name)
Address:	115 Powers Road
Sudbury, MA 01776